UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EMERGENT BIOSOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	14-1902018

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Professional Drive, Suite 250 Gaithersburg, Maryland	20879

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration file number to which this form relates:  333-136622
Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common stock, $0.001 par value per share	New York Stock Exchange

Series A junior participating preferred stock purchase rights	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Registrant’s common stock, $0.001 par value per share, and the associated series A junior participating preferred stock purchase rights contained in the section entitled “Description of capital stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-136622), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference. Under a Rights Agreement between the Registrant and American Stock Transfer & Trust Company, the series A junior participating preferred stock purchase rights will initially trade together with the common stock. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
None.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMERGENT BIOSOLUTIONS INC.
Date: November 7, 2006	By:	/s/ Daniel J. Abdun-Nabi
Daniel J. Abdun-Nabi
Senior Vice President Corporate Affairs, General Counsel and Secretary